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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 28, 1998, which appears in the 1997 Annual Report to Shareowners of AlliedSignal Inc. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
Morristown, NJ
April 6, 1998




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